Exhibit (h)(4)(i)

SCHEDULE A: Acquiring Funds

(Amended and Restated as of April 24, 2025)

Voya Equity Trust

Voya Global Income & Growth Fund

Voya Intermediate Bond Portfolio

Voya Intermediate Bond Portfolio

Voya Investors Trust

Voya Balanced Income Portfolio

Voya Global Perspectives® Portfolio

Voya Retirement Aggressive Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Moderate Portfolio

Voya Retirement Moderately Aggressive Portfolio

Voya Mutual Funds

Voya Multi-Manager Emerging Markets Equity Fund

Voya VACS Series EME Fund

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution 2070 Portfolio

Voya Index Solution Income Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution 2070 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

A-1

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Separate Portfolios Trust

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya Target Retirement 2070 Fund

A-2